Exhibit (h)(1)(v)

Schedule B

Fee Schedule

Effective as of August 1, 2012

Group I

FUNDS	Effective Date of Fee Rate	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $500	>$500 - $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Active Portfolio Multi Manager Alternative Strategies Fund(2)	March 14, 2012	0.080%	0.075%	0.070%	0.060%	0.050%
Active Portfolio Multi-Manager Core Plus Bond Fund	March 14, 2012	0.070%	0.065%	0.060%	0.050%	0.040%
Active Portfolio Multi Manager Small Cap Equity Fund	March 14, 2012	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Active Portfolio – Select Large Cap Growth Fund	March 14, 2012	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Balanced Fund	March 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Bond Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Contrarian Core Fund	March 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Corporate Income Fund	July 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Dividend Income Fund	July 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia High Yield Municipal Fund	July 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia High Yield Opportunity Fund	July 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Intermediate Bond Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Intermediate Municipal Bond Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia International Bond Fund	July 1, 2011	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Large Cap Growth Fund	April 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Mid Cap Growth Fund	April 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Risk Allocation Fund	June 18, 2012	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Select Large Cap Growth Fund	July 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Select Small Cap Fund	July 1, 2011	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Small Cap Core Fund	July 1, 2011	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Small Cap Growth Fund I	March 1, 2011	0.080%	0.075%	0.070%	0.060%	0.050%

FUNDS	Effective Date of Fee Rate	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $500	>$500 - $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia Small Cap Value Fund I	April 30, 2011	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Strategic Income Fund	May 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Strategic Investor Fund	March 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Tax-Exempt Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Variable Portfolio – Contrarian Core Fund	March 14, 2012	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Variable Portfolio – Select Large Cap Growth Fund	May 1, 2011	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Variable Portfolio – Small Cap Value Fund	May 1, 2011	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Variable Portfolio – Small Company Growth Fund	May 1, 2011	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Variable Portfolio – Strategic Income Fund	April 30, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Variable Portfolio – AQR Managed Futures Strategy Fund(2)	March 14, 2012	0.080%	0.075%	0.070%	0.060%	0.050%
Variable Portfolio – Eaton Vance Global Macro Advantage Fund(2)	March 14, 2012	0.080%	0.075%	0.070%	0.060%	0.050%

Group II

FUNDS	Effective Date of Fee Rate	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $250	>$250 - $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia California Tax-Exempt Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Connecticut Intermediate Municipal Bond Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Connecticut Tax-Exempt Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Massachusetts Intermediate Municipal Bond Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Massachusetts Tax-Exempt Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia New York Intermediate Municipal Bond Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia New York Tax-Exempt Fund	March 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%

FUNDS	Effective Date of Fee Rate	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $250	>$250 - $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia Oregon Intermediate Municipal Bond Fund	July 1, 2011	0.070%	0.065%	0.060%	0.050%	0.040%

Group III

FUNDS	Effective Date of Fee Rate	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $500	>$500 - $1,000	>$1,000 - $3,000	>$3,000
Columbia Real Estate Equity Fund	March 1, 2011	0.060%	0.055%	0.050%	0.040%

Group IV

FUNDS	Effective Date of Fee Rate	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $1,000	>$1,000 - $3,000	>$3,000
Columbia Energy and Natural Resources Fund	May 1, 2011	0.060%	0.050%	0.040%
Columbia Pacific/Asia Fund	July 1, 2011	0.080%	0.070%	0.060%

Group V

FUNDS	Effective Date of Fee Schedule	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $3,000	>$3,000 - $12,000	>$12,000
Columbia Value and Restructuring Fund	August 1, 2012	0.060%	0.040%	0.030%

Group VI

FUNDS	Effective Date of Fee Schedule	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $750	>$750 - $1,000	>$1,000 - $3,000	>$3,000
Columbia Emerging Markets Fund	July 1, 2011	0.080%	0.075%	0.070%	0.060%

Group VII

FUNDS	Effective Date of Fee Schedule	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $1,000	>$1,000 - $1,500	>$1,500 - $3,000	>$3,000 - $6,000	>$6,000
Columbia Greater China Fund	July 1, 2011	0.080%	0.070%	0.060%	0.050%	0.040%

Group VIII

FUNDS	Effective Date of Fee Schedule	All ASSETS(1)
CMG Ultra Short Term Bond Fund	May 1, 2010	N/A
Columbia Technology Fund	May 1, 2010	N/A
Columbia U.S. Treasury Index Fund(3)	May 1, 2010	0.300%
Columbia Variable Portfolio – Asset Allocation Fund	October 22, 2010	0.20%
Columbia Variable Portfolio – Money Market Fund	May 1, 2010	0.150%

Group IX

FUNDS	Effective Date of Fee Rate	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
		$0 - $500	>$500 - $1,000	>$1,000 - $3,000	>$3,000 - $6,000	>$6,000
Variable Portfolio – Oppenheimer Commodity Strategy Fund(2)	March 14, 2012	0.080%	0.075%	0.070%	0.060%	0.050%

(1)	Annual rates based on a percentage of the Fund’s average daily net assets.
(2)	When calculating asset levels for purposes of determining fee breakpoints, asset levels are based on aggregate net assets of the Fund, including assets invested in any wholly-owned subsidiary advised by the Administrator (“Subsidiaries”). Fees payable by the Fund under this agreement shall be reduced by any administrative fees paid to the Administrator by any Subsidiaries under separate administrative services agreements with the Subsidiaries.
(3)	The Administrator pays all operating expenses of the Fund with the exception of brokerage fees and expenses, taxes, interest, fees and expenses of Trustees who are not officers, directors or employees of the Administrator or its affiliates, and any extraordinary non-recurring expenses that may arise, including, but not limited to, litigation expenses.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule B as of August 1, 2012.

COLUMBIA FUNDS SERIES TRUST I

COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Financial Officer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Managing Director